Exhibit (e)(ii)

SA FUNDS – INVESTMENT TRUST
AMENDMENT TO THE
DISTRIBUTION AGREEMENT

WHEREAS, the SA Funds – Investment Trust, a Delaware statutory trust (the “Trust”) and Loring Ward Securities Inc., a Delaware corporation (the “Distributor”), entered into a Distribution Agreement (the “Agreement”) as of January 23, 2009; and

WHEREAS, the Trust and the Distributor mutually desire to amend Annex I to the Agreement;

NOW THEREFORE, the parties hereto, intending to be legally bound hereby, mutually agree that the amended Annex I to the Agreement attached hereto, is granted full force and effect as of December 9, 2014.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be duly executed by their duly authorized officers as of December 9, 2014.

LWI FINANCIAL INC.	SA FUNDS – INVESTMENT TRUST

/s/ Alexander B. Potts	/s/ Christopher D. Stanley
Alexander B. Potts President	Christopher D. Stanley Vice President

Exhibit (e)(ii)

ANNEX I

SA Global Fixed Income Fund

SA U.S. Market Fund

SA U.S. Value Fund

SA U.S. Small Company Fund

SA International Value Fund

SA International Small Company Fund

SA U.S. Fixed Income Fund

SA Emerging Markets Value Fund

SA Real Estate Securities Fund

SA Worldwide Conservative Fund

SA Worldwide Moderate Fund

SA Worldwide Equity Fund

As of December 9, 2014